UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                    Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): September 15, 2005


                           AMERICAN EXPRESS COMPANY
            (Exact name of registrant as specified in its charter)



          New York                      1-7657                 13-4922250
-----------------------------  ------------------------    -------------------
(State or other jurisdiction   (Commission File Number)       (IRS Employer
     of incorporation                                      Identification No.)
     or organization)


200 Vesey Street, World Financial Center
        New York, New York                                            10285
----------------------------------------                           ----------
(Address of principal executive offices)                           (Zip Code)


      Registrant's telephone number, including area code: (212) 640-2000

              ---------------------------------------------------
         (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ]     Written communications pursuant to Rule 425 under the Securities Act
         (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))

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Item 7.01     Regulation FD Disclosure.

American Express Company ("American Express" or the "Company") is reporting in this filing the following information regarding the commencement by Delta Air Lines, Inc. ("Delta") on September 14, 2005 of a voluntary case under chapter 11 of the United States Bankruptcy Code:

As part of Delta's decision to file for protection under chapter 11 of the Bankruptcy Code, American Express has reached an agreement-in-principle with Delta to restructure certain of the Company's financial arrangements with the airline, including those arrangements entered into with Delta in the fourth quarter of 2004 in connection with the extension into the next decade of the American Express Co-brand, Membership Rewards (MR) and Card acceptance agreements with Delta.

In particular, Delta has agreed to repay the aggregate $500 million that American Express Travel Related Services Company, Inc. ("TRS") advanced to Delta in the fourth quarter of 2004 and first quarter of 2005 as prepayment for the purchase of Delta SkyMiles reward points to be used for the Co-brand and MR programs. Contemporaneously with the repayment, TRS would lend to Delta $350 million as part of Delta's post-petition debtor-in-possession ("DIP") financing under the Bankruptcy Code (the "AXP Post-petition Facility"). The AXP Post-petition Facility would continue to be structured as an advance against TRS's obligations to purchase Delta SkyMiles rewards points under the companies' co-brand and MR agreements and would be amortized ratably each month over a 17-month period beginning in July 2006.

The AXP Post-petition Facility would be secured by (i) senior liens in Delta assets specifically related to its American Express Co-brand, MR and Card acceptance relationships and (ii) liens subordinate to senior liens in all other Delta assets and certain Delta subsidiaries, which are expected to secure the $1.7 billion post-petition DIP financing being arranged by General Electric Capital Corporation ("GE Capital") and Morgan Stanley Senior Funding, Inc. (the "GECC Post-petition Facility"). The AXP Post-petition Facility is subject to certain conditions, including approval by the Bankruptcy Court and execution of definitive documentation.

In addition, Delta's bankruptcy filings indicate that it would utilize the proceeds from the GECC Post-petition Facility to, among other things, repay all outstanding principal and interest under the pre-petition facility arranged by GE Capital in the fourth quarter of 2004, which would include repayment of amounts loaned by American Express as a participant in such facility. At present, American Express has outstanding loans of approximately $57 million to Delta under such facility.

In connection with its bankruptcy filing, Delta has filed a motion asking the Bankruptcy Court to authorize Delta to assume, or continue, its American Express Co-brand, MR and Card acceptance agreements with American Express, as well as certain other agreements with the Company, all of which would continue in effect for the remainder of their previously negotiated terms.

As previously disclosed, American Express' Delta SkyMiles Credit Card co-brand portfolio accounts for less than 10% of the Company's worldwide billed business and less than 15% of worldwide managed lending receivables.

INFORMATION RELATING TO FORWARD LOOKING STATEMENTS

THIS REPORT INCLUDES FORWARD-LOOKING STATEMENTS, WHICH ARE SUBJECT TO RISKS AND UNCERTAINTIES. THE WORDS "WILL," "WOULD" AND SIMILAR EXPRESSIONS ARE INTENDED TO IDENTIFY FORWARD-LOOKING STATEMENTS. READERS ARE CAUTIONED NOT TO PLACE UNDUE RELIANCE ON THESE FORWARD-LOOKING STATEMENTS, WHICH SPEAK ONLY AS OF THE DATE ON WHICH THEY ARE MADE. THE COMPANY UNDERTAKES NO OBLIGATION TO UPDATE OR REVISE ANY FORWARD-LOOKING STATEMENTS. FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THESE FORWARD-LOOKING STATEMENTS INCLUDE, BUT ARE NOT LIMITED TO, THE FOLLOWING: RISKS ASSOCIATED WITH THE COMPANY'S ADVANCE TO DELTA AIR LINES OF $350 MILLION FOR THE FUTURE PURCHASES OF DELTA SKYMILES REWARDS POINTS, INCLUDING THE ADEQUACY OF THE COLLATERAL SECURING SUCH PREPAYMENT; DELTA'S FAILURE TO REPAY TO THE COMPANY AMOUNTS OUTSTANDING UNDER THE CREDIT FACILITY ARRANGED BY GENERAL ELECTRIC CAPITAL CORPORATION IN THE FOURTH QUARTER OF 2004; THE FAILURE OF THE UNITED STATES BANKRUPTCY COURT TO AUTHORIZE THE ASSUMPTION BY DELTA AIR LINES OF THE COMPANY'S CO-BRAND, MEMBERSHIP REWARDS (MR) AND CARD ACCEPTANCE AGREEMENTS WITH THE AIRLINE; THE COMPANY'S ABILITY TO MANAGE CREDIT RISK RELATED TO MERCHANT BANKRUPTCIES AND OTHER CREDIT TRENDS AND THE RATE OF BANKRUPTCIES, WHICH CAN AFFECT SPENDING ON CARD PRODUCTS, DEBT PAYMENTS BUSINESSES THAT ACCEPT THE COMPANY'S CARD PRODUCTS; AND BANKRUPTCIES, RESTRUCTURINGS OR SIMILAR EVENTS AFFECTING THE AIRLINE OR ANY OTHER INDUSTRY REPRESENTING A SIGNIFICANT PORTION OF TRS' BILLED BUSINESS, INCLUDING ANY POTENTIAL NEGATIVE EFFECT ON PARTICULAR CARD PRODUCTS AND SERVICES AND BILLED BUSINESS GENERALLY THAT COULD RESULT FROM THE ACTUAL OR PERCEIVED WEAKNESS OF KEY BUSINESS PARTNERS IN SUCH INDUSTRIES. A FURTHER DESCRIPTION OF THESE AND OTHER RISKS AND UNCERTAINTIES CAN BE FOUND IN THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 2004, AND ITS OTHER REPORTS FILED WITH THE SEC.


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                                   SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       AMERICAN EXPRESS COMPANY
                                       (REGISTRANT)

                                        By /s/ Stephen P. Norman
                                           --------------------------
                                           Name:  Stephen P. Norman
                                           Title: Secretary

DATE:   September 15, 2005